Exhibit 99.1

NEWS RELEASE

NASDAQ:EU

TSXV:EU

March 9, 2026

www.encoreuranium.com

enCore Energy Reports Year-End Financial Results, Strengthens Balance Sheet Through Warrant

Exercises and Advances Key U.S. Uranium Projects

March 9, 2026 – Dallas, Texas – enCore Energy Corp. (NASDAQ:EU | TSXV:EU) (the “Company” or “enCore”), America’s Clean Energy CompanyTM, announced today its financial and operational results for the year ended December 31, 2025.

“Our year end results underscore the strength of enCore’s operational performance,” said Rob Willette, Chief Executive Officer of enCore. “Production from our South Texas operations continued to trend upward, with improvements in wellfield efficiency driving strong extraction results. With nearly 700,000 pounds extracted in 2025, and total liquidity of $96 million at year end, including marketable securities, our team continues to execute. Combined with our inclusion of the Dewey-Burdock Project in the federal FAST-41 program, we’re solidifying enCore’s position as a leading domestic uranium producer supporting America’s clean energy future.”

Highlights for year ended December 31, 2025 include:

•	Net loss per share $(0.30) versus $(0.34) for the year ended December 31, 2024;

•	Sales (delivery) into contracts of approximately 655,000 pounds of uranium (“U3O8”) at a price of $65.89 and a weighted average cost of $51.09;

•	U3O8 extraction of 699,807 pounds, an increase of 242% from the year ended December 31, 2024;

•	Closing balance of 132,013 pounds of U3O8 in inventory at a cost of $37.77 per pound;

•	Closing cash and equivalent balance of $52 million with total liquidity of $96 million.

Total Costs of U3O8 Sold

		Year Ended December 31, 2025
		Pounds U3O8	Cost ($000s)	Cost/Pounds
Total Cost of Pounds		655,000	$35,335	$53.95
Purchased (2024) inventory	(1)	245,000	$18,516	$75.57
Extracted total cost		410,000	$17,179	$41.90
Extracted:
Cash costs	(2)		$12,087	$29.48
Non-Cash costs	(3)		$5,092	$12.42

(1)	Purchase of inventory in 2024 and sold in 2025. Lower of actual cost or market price as of the year ended December 31, 2025
(2)	Cash costs of extracted pounds related to cost of goods sold are a metric for investors in evaluating the Company’s operations.
(3)	Non-cash costs of extracted pounds related to cost of goods sold as an insight into additional expenses that impact overall costs and include depletion and certain sales related fees.

February Warrant Exercises

During February 2026, holders of previously issued warrants exercised approximately 6.6 million warrants, providing approximately $18.1 million cash to the Company. These proceeds further strengthen enCore’s financial position and support ongoing development and construction activities across its portfolio of U.S. in-situ recovery (“ISR”) uranium projects. The warrant exercise period has closed, and no further warrants are outstanding.

The Company intends to utilize the proceeds to support project development initiatives, including infrastructure and wellfield development in South Texas and continued advancement of permitting and construction planning at its pipeline of projects.

Upper Spring Creek Satellite Facility Update

Construction activities associated with the Upper Spring Creek Satellite Facility, located within enCore’s South Texas ISR production hub, continue to advance. Certain components of the project timeline have been impacted by the timing of regulatory approvals associated with permitting from the Texas Commission on Environmental Quality (“TCEQ”).

The Company remains actively engaged with TCEQ to finalize the remaining permitting requirements. While regulatory review timelines have extended beyond initial expectations, enCore expects to complete construction activities and commence operation once the remaining approvals are received.

In anticipation of permitting delays from TCEQ, the Company contracted in late 2025 additional inventory at favorable terms to fully satisfy 2026 customer delivery obligations.

Upper Spring Creek is designed to operate as a satellite facility within the Company’s South Texas production network, providing additional operational flexibility and supporting future uranium production growth.

Dewey Burdock Project Permitting and Development Timeline

At the Company’s Dewey Burdock Project in South Dakota, permitting activities and development planning continue to progress. enCore remains committed to advancing the project through the remaining regulatory steps required prior to construction and operations.

The Company continues to work with federal and state regulators to complete the necessary approvals for the project. Based on the current status of the permitting process and development planning, enCore expects construction activities to commence within the next 18 months, following completion of the remaining regulatory milestones.

Once developed, Dewey Burdock is expected to become a significant contributor to domestic uranium production and an important component of enCore’s long-term production growth strategy.

CEO Commentary

“enCore continues to make steady progress across our portfolio of U.S. uranium projects as we work to expand domestic production capacity,” said Rob Willette, Chief Executive Officer of enCore.

“The recent warrant exercises reflect ongoing support from our shareholders and further strengthen our balance sheet as we advance key development projects. In South Texas, our team continues to progress construction planning at Upper Spring Creek while working closely with the TCEQ through the final stages of the permitting process, which remains the final roadblock to full production. At Dewey Burdock, we remain focused on advancing the project through the final regulatory milestones so that it can become an important future source of domestic uranium supply.”

Mr. Willette added, “As the United States continues to recognize the importance of rebuilding a secure domestic nuclear fuel supply chain, enCore believes its portfolio of ISR uranium projects positions the Company to play a meaningful role in helping meet future U.S. clean energy growth.”

Investor Information

The Company will timely file its annual Form 10-K by March 31, 2026 with the U.S. Securities and Exchange Commission (“SEC”), which will include the Company’s consolidated financial statements, for the year ended, December 31, 2025 and the related notes and financial results. The report will be accessible at www.sec.gov and on enCore’s investor relations page at www.encoreuranium.com.

About enCore Energy Corp.

enCore Energy Corp., America’s Clean Energy Company™, is committed to providing clean, reliable, and affordable fuel for nuclear energy as the only United States uranium company with multiple central processing plants in operation. The enCore team is led by industry experts with extensive knowledge and experience in all aspects of ISR uranium operations and the nuclear fuel cycle. enCore solely utilizes ISR for uranium extraction, a well-known and proven technology co-developed by the leaders at enCore Energy.

Following upon enCore’s demonstrated success in South Texas, future projects in enCore’s planned project pipeline include the Dewey-Burdock project in South Dakota and the Gas Hills project in Wyoming. The Company holds other assets including non-core assets and proprietary databases. enCore is committed to working with local communities and indigenous governments to create positive impact from corporate developments.

Contact:

Kevin L. Kremke

Chief Financial Officer

972-891-8664

info@encoreuranium.com

www.encoreuranium.com

Cautionary Note Regarding Forward Looking Statements:

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and Canadian securities laws that are based on management’s current expectations, assumptions, and beliefs. Forward-looking statements can often be identified by such words as “becomes,” “expects,” “plans,” “believes,” “intends,” “continue,” “potential,” “remains,” and similar expressions or variations (including negative variations) of such words and phrases, or statements that certain actions, events or results “may,” “could,” or “will” be taken.

Forward-looking statements and information that are not statements of historical fact include, but are not limited to, any information relating to statements regarding future or potential extraction, and any other statements regarding future expectations, beliefs, goals or prospects, statements regarding the success of current and future ISR operations, including projects in our pipeline, our development plans and permitting expectations, forecasts relating to uranium purchases, our future extraction plans and expectations regarding contributions to domestic uranium production, our intent to utilize proceeds from warrant exercises to support project development initiatives, and our commitment to working with local communities and indigenous governments to create positive impact from corporate developments should be considered forward looking statements. All such forward-looking statements are not guarantees of future results and forward-looking statements are subject to important risks and uncertainties, many of which are beyond the Company’s ability to control or predict, that could cause actual results to differ materially from those expressed in any forward looking statement, including those described in greater detail in our filings with the SEC and on SEDAR+, particularly those described in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and annual information from and MD&A. Forward-looking statements necessarily involve known and unknown risks, including, without limitation, risks associated with assumptions regarding project economics; discount rates; expenditures and the current cost environment; timing and schedule of the projects, general economic conditions; adverse industry events; future legislative and regulatory developments; the ability of enCore to implement its business strategies; and other risks. A number of important factors could cause actual results or events to differ materially from those indicated or implied by such forward-looking statements, including without limitation exploration and development risks, changes in commodity prices, access to skilled personnel, the results of exploration and development activities; extraction risks; uninsured risks; regulatory risks; defects in title; the availability of materials and equipment, timeliness of government approvals and unanticipated environmental impacts on operations; litigation risks; risks posed by the economic and political environments in which the Company operates and intends to operate; increased competition; assumptions regarding market trends and the expected demand and desires for the Company’s products and proposed products; reliance on industry equipment manufacturers, suppliers and others; the failure to adequately protect intellectual property; the failure to adequately manage future growth; adverse market conditions, the failure to satisfy ongoing regulatory requirements and factors relating to forward looking statements listed above. Should one or more of these risks materialize, or should assumptions underlying the forward-looking statements prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated, believed, estimated, or expected. The Company assumes no obligation to update the information in this communication, except as required by law. Additional information identifying risks and uncertainties is contained in filings by the Company with the various securities commissions which are available online at www.sec.gov and www.sedarplus.ca. Forward-looking statements are provided for the purpose of providing information about the current expectations, beliefs and plans of management. Such statements may not be appropriate for other purposes and readers should not place undue reliance on these forward-looking statements, that speak only as of the date hereof, as there can be no assurance that the plans, intentions or expectations upon which they are based will occur. Such information, although considered reasonable by management at the time of preparation, may prove to be incorrect and actual results may differ materially from those anticipated. Forward-looking statements contained in this news release are expressly qualified by this cautionary statement.

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets or statements of cash flows of the Company. The non-GAAP financial measures used within this press release are total cost of extracted pounds, uranium cost per extracted pound, total cost of extracted inventory and uranium cost per extracted pound in inventory. Total cost of extracted pounds is the cost of sales less the cost of sales of purchased goods, which includes the aggregate purchase price of uranium sourced from purchased uranium. Uranium cost per extracted pound is the total cost of extracted pounds divided by the pounds of uranium extracted during the period. Total cost of extracted inventory is inventory less purchased uranium inventories. Uranium cost per pound of extracted inventory is the total cost of extracted inventory divided by pounds of extracted inventory. We consider the total cost of extracted pounds, uranium cost per extracted pound total cost of extracted inventory and uranium cost per pound of extracted inventory, including allocations of cash and non-cash costs, in evaluating the efficiency and cost-effectiveness of the Company’s extraction operations and overall cost structure. The presentation of non-GAAP financial measures should not be considered in isolation or as a substitute for reported results under U.S. GAAP and may not be comparable to similarly titled measures used by other companies.